Exhibit 21
SUBSIDIARIES OF THE COMPANY

	State/County of Incorporation	Stock Ownership

West Pharmaceutical Services, Inc	Pennsylvania	Parent Co.
Tech Group North America, Inc.	Arizona	100.0%
West Pharmaceutical Services Lakewood, Inc.	Delaware	100.0
West Pharmaceutical Services Canovanas, Inc.	Delaware	100.0
West Pharmaceutical Services Vega Alta, Inc.	Delaware	100.0
West Pharmaceutical Services of Delaware, Inc.	Delaware	100.0
West Pharmaceutical Services Delaware Acquisition, Inc.	Delaware	100.0
West Analytical Laboratories LLC	Delaware	100.0
Senetics, Inc.	Delaware	100.0
West Pharmaceutical Services of Florida, Inc.	Florida	100.0
Tech Group Grand Rapids, Inc.	Michigan	100.0
Citation Plastics Co.	New Jersey	100.0
Medimop USA, LLC	Pennsylvania	100.0
West Pharmaceutical Services Argentina S.A.	Argentina	100.0
West Pharmaceutical Services Australia Pty. Ltd.	Australia	100.0
West Pharmaceutical Services Brasil LTDA.	Brasil	100.0
West Pharmaceutical Packaging (China) Company Ltd.	China	100.0
West Pharmaceutical Services Shanghai Medical Rubber Products Co. Ltd.	China	95.0	(a)
West Pharmaceutical Services Colombia S.A.	Colombia	98.3	(b)
West Pharmaceutical Services Holding Danmark ApS	Denmark	100.0
West Pharmaceutical Services Danmark A/S	Denmark	100.0
West Pharmaceutical Services Limited Danmark A/S	Denmark	100.0
PM2OL A/S	Denmark	100.0
West Pharmaceutical Services Group Limited	England	100.0
West Pharmaceutical Services Cornwall Limited	England	100.0
Plasmec Public Limited Company	England	100.0
West Pharmaceutical Services Lewes Limited	England	100.0
West Pharmaceutical Services Dublin, Limited	England	100.0
W.P.S.F. Limited	England	100.0
West Pharmaceutical Services France S.A.	France	99.9	(c)
West Pharmaceutical Services Holding France SAS	France	100.0
West Pharmaceutical Services Normandie SAS	France	100.0
West Pharmaceutical Services Holding GmbH	Germany	100.0
West Pharmaceutical Services Verwaltungs GmbH	Germany	100.0
West Pharmaceutical Services Deutschland GmbH Co KG	Germany	100.0
West Pharmaceutical Packaging India Private Limited	India	100.0
Tech Group Europe Limited	Ireland	100.0
Medimop Medical Projects (North), Ltd.	Israel	100.0
Medimop Medical Projects Ltd.	Israel	100.0
West Pharmaceutical Services Italia S.r.L.	Italy	100.0
Tech Group de Mexico SRL de CV	Mexico	100.0
(mfg) Tech Group Puerto Rico, Inc.	Puerto Rico	100.0
West Pharmaceutical Services Beograd	Serbia	100.0
West Pharmaceutical Services Singapore Pte. Ltd.	Singapore	100.0
West Pharmaceutical Services Singapore (Holding) Pte. Limited	Singapore	100.0
West Pharmaceutical Services Hispania S.A.	Spain	100.0
West Pharmaceutical Services Venezuela C.A.	Venezuela	100.0

(a) Represents a cooperative joint venture between West Pharmaceutical Services Singapore Pte. Ltd. and Shanghai New Asia Medical Rubber Factory Co. Ltd.
(b) In addition, 1.55% is held in treasury by West Pharmaceutical Services Colombia S.A. and 0.19% is held by 3 local shareholders.
(c) 0.01% is owned directly by 8 individual shareholders.